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                                                                    EXHIBIT G-14


                                  May 26, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Reliant Energy, Inc. (File No. 70-9895)

Dear Sirs,

                  I am writing in reference to the Application-Declaration on Form U-1 in File No. 70-9895, as amended (the "Application"), under the Public Utility Holding Company act of 1935, as amended (the "1935 Act"), filed by Reliant Energy, Incorporated ("REI") and CenterPoint Energy, Inc. (collectively, the "Applicants"), seeking authority in connection with the restructuring of the utility operations of REI, a Texas public-utility holding company that is currently exempt from registration pursuant to Section 3(a)(2) of the Act.

                  I have acted as counsel to REI in connection with the filing of the Application. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Application.

                  In connection with this opinion, I have examined the Application and the exhibits thereto, and I have examined originals, or copies certified to my satisfaction, of such corporate records of the Applicants, certificates of public officials, certificates of officers and representatives of the Applicants and other documents as I have deemed it necessary to require as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon certificates by officers of Applicants and other appropriate persons and statements contained in the Application.

                  Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that, in the event



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Securities and Exchange Commission
May 26, 2002
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that the proposed transactions are consummated in accordance with the
Application, and subject to the assumptions and conditions set forth below:

1. The laws of the States of Texas, Arkansas, Mississippi, Louisiana, Oklahoma and Minnesota applicable to the transactions as described in the Application will have been complied with.

2. The consummation of the transactions as described in the Application will not violate the legal rights of the lawful holders of any securities issued by REI or any associate company of REI.

The opinions expressed above in respect of the transactions as described in the Application are subject to the following assumptions or conditions:

a. The transactions shall have been duly authorized and approved, to the extent required by state law, by the Board of Directors and shareholders of Applicants, and such authorization and approval shall remain in effect at the closing thereof.

b. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the transactions.

c. The transactions shall have been accomplished in accordance with required approvals, authorizations, consents, certificates and orders of all state commission or regulatory authorities with respect thereto, and all such required approvals, authorizations, consents, certificates and orders shall have been obtained and remain in effect at the closing thereof.

d. No opinions are expressed with respect to laws other than those of the States of Texas, Arkansas, Mississippi, Louisiana, Oklahoma and Minnesota.

e. Registration statements with respect to the shares of CenterPoint Energy, Inc. common stock to be issued in connection with the Electric Restructuring shall have become effective pursuant to the Securities Act of 1933, as amended; no stop order shall have been entered with respect thereto; and the issuance of shares of CenterPoint Energy, Inc. common stock in connection with the Electric Restructuring shall have been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.



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Securities and Exchange Commission
May 26, 2002
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f. The solicitation of proxies from the stockholders of REI with respect to the
Electric Restructuring shall have been made in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

g. No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

I hereby consent to the use of this opinion as an exhibit to the Application.

                                                 Very truly yours,



                                                 Joanne C. Rutkowski